ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                             NEW DYNAMIC MEDIA, INC.

     The undersigned subscriber to these Articles of Incorporation, a natural person(s) competent to contract, hereby form a corporation under the laws of the State of Florida.

                            ARTICLE I- CORPORATE NAME
                            -------------------------

                 The name of the corporation: NEW DYNAMIC MEDIA, INC.

                              ARTICLE II- DURATION
                              --------------------

     The corporation shall have the power to transact or engage in any business permitted under the laws of the United States and the State of Florida.

                              ARTICLE III- PURPOSE
                              --------------------

     This corporation is organized for the purpose of engaging activities or business permitted under the laws of the United States and the State of Florida.

                            ARTICLE IV- CAPITAL STOCK
                            -------------------------

     Class "A" Preferred Stock- Ten Million (10,000,000) shares of $.001 par value Class "A" Preferred Stock upon such terms and conditions as the Board of Directors may determine at the time of issuance, without further action of the shareholders being required. Such preferred shares may or may not be: issued in series, convertible into shares of common stock, redeemable by the Company, and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance.

     Common Stock- Fifty Million (50,000,000) shares of Common Stock having the par value of $.001 per share. The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Director out of funds legally available therefore, subject to any preferential dividend rights of outstanding Class "A" Preferred Stock. The holders of Common Stock have no preemptive, subscription, redemption, or conversation rights.



                                   Page 1 of 4
                 ARTICLE V- INITIAL REGISTERED OFFICE AND AGENT
                 ----------------------------------------------

     The name and address of the Initial Registered Agent of this Corporation is:

                                GARLAND E. HARRIS
                           4809 NORTHWEST 19TH STREET
                            COCONUT CREEK, FL 33063


                    ARTICLE VI - INITIAL BOARD OF DIRECTORS
                    ---------------------------------------

     This corporation shall have one director initially. The number of directors may be either increased or decreased from time to time by the By-laws, but shall never be less than one (1). The names and addresses of the initial board of directors of the corporation are as follows:

                                GARLAND E. HARRIS
                           4809 NORTHWEST 19TH STREET
                            COCONUT CREEK, FL 33063


                             ARTICLE VII - OFFICERS
                             ----------------------

     The following individuals shall hold office for the Corporation as designated below:

                           GARLAND E. HARRIS-PRESIDENT
                      GARLAND E. HARRIS- SECRETARY/TRESURER


                          ARTICLE VIII - INCORPORATORS
                          ----------------------------

The name and address of the person signing these Articles of Incorporation are as follows:
                                GARLAND E. HARRIS
                           4809 NORTHWEST 19TH STREET
                             COCONUT CREEK, FL 33063

                    ARTICLE IX - PRINCIPAL PLACE OF BUSINESS
                    ----------------------------------------

     The principal place of business for the corporation is as follows:

                           4809 NORTHWEST 19TH STREET
                             COCONUT CREEK, FL 33063
     Page 2 of 4

IN WITNESS WHEREOF, The undersigned subscriber has executed these Articles of Incorporation this ___TH day of OCTOBER 2001.




                              ___________________________



STATE OF FLORIDA     )

COUNTY OF BROWARD     )

     BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared:

                                GARLAND E. HARRIS

known to me and has provided the following identification

FLORIDA DRIVER'S LICENSE NO:  __________________
                              ------------------

and known to me to be the person who executed the foregoing Articles of Incorporation, and who acknowledged before me that he executed these Articles of Incorporation.

     IN WITNESS WHEREOF. I have hereunto affixed my hand and seal, in the State and County aforesaid, this ___TH day of OCTOBER 2001.


My Commission Expires:


                                   ______________________
                                   (Notary Public)


                                   ______________________
                                   (Printed Name of Notary)

                         CERTIFICATE OF REGISTERED AGENT
                         -------------------------------

                                       OF
                                       --

                             NEW DYNAMIC MEDIA, INC.
                             -----------------------

Pursuant to Florida Statutes Sections 48.091 and 607.034, the following is submitted:

     The above corporation, desiring to organize under the laws of the State of Florida with its registered office as indicated in the Articles of Incorporation at:

                           4809 NORTHWEST 19TH STREET
                             COCONUT CREEK, FL 33063

has named GARLAND E. HARRIS located at the aforesaid address, as Registered
          -----------------
Agent to accept service of process within this state.

     Having been named to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provisions of Florida Law in keeping open said office.



                     /s/ GARLAND E. HARRIS
                     ---------------------
                     GARLAND E. HARRIS
                    (Registered Agent)


     The name and address of the Initial Registered Agent of this Corporation is:




                    Date: ______________________

                                GARLAND E. HARRIS
                           4809 NORTHWEST 19TH STREET
                            COCONUT CREEK, FL 33063

                                GARLAND E. HARRIS
                            NEW DYNAMIC MEDIA, INC.
                           4809 NORTHWEST 19TH STREET
                            COCONUT CREEK, FL 33063



October 15, 2001


Secretary of State
Division of Corporations
P.O. Box 6327
Tallahassee, FL.  32314

Re:     NEW DYNAMIC MEDIA, INC.

To Whom It May Concern:

Enclosed please find the original and a copy of the Articles of Incorporation, as referred above, together with a check for $78.75
                                             ------

This represents the cost of the Filing Fees, Articles of Incorporation and fee for registered Agent Designation, and fee for certified copy.

Please stamp the extra copy and return (in the enclosed self- addressed, stamped envelope) at your earliest convenience.


Sincerely,



Garland E. Harris, President

Enclosures

                               Audit# H02000141406
                      ARTICLES OF ORGANIZATIONS FOR FLORIDA
                            LIMITED LIABILITY COMPANY

                                    ARTICLE I

                                Name and Address
                                ----------------

The name of this Limited Liability Company is:

                           Northwestern Holdings, LLC

The mailing address and street address of the Limited Liability Company are:

                             757 SE 17th Street #265
                            Fort Lauderdale, FL 33316

                                   ARTICLE II

                                Term of Existence
                                -----------------

The Limited Liability Company shall have perpetual existence, commencing upon the date of filing of these Articles with the Secretary of State.

                                   ARTICLE III

                               Purpose and Powers
                               ------------------

The Limited Liability Company is organized for the purpose of transacting any and all lawful business for which a Limited Liability Company may be organized under the laws of the State of Florida.

                                   ARTICLE IV

                                     Powers
                                     ------

The Limited Liability Company shall have the powers granted to a Limited Liability Company under the laws of the State of Florida.

                                    ARTICLE V

                       Initial Registered Office and Agent
                       -----------------------------------

The street address of the initial registered office of this Limited Liability Company is:

                             757 SE 17th Street #265
                            Fort Lauderdale, FL 33316

And the name of its registered agent at such address is:

                                  David Apodaca

                                   ARTICLE VI

                                   Management
                                   ----------

This Limited Liability Company shall have One manager(s), and is therefore, a member managed Company. The name and address of the manager(s) are:

                                  David Apodaca
                             757 SE 17th Street #265
                            Fort Lauderdale, FL 33316



Dated: Tuesday, May 21, 2002          /s/ David Apodaca
                                      -----------------
                                      David Apodaca




                         ACCEPTANCE BY REGISTERED AGENT

Having been named as Registered Agent and to accept service of process for the above stated Limited Liability Company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.


Dated: Tuesday, May 21, 2002          /s/ David Apodaca
                                      -----------------
                                      David Apodaca